UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2019

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LSTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 30, 2019, Landstar System, Inc. (the “Company”) announced that Patrick J. O’Malley, Vice President and Chief Commercial and Marketing Officer of the Company, will step down from his current position as of May 31, 2019, to serve as Special Advisor to the Chief Executive Officer of the Company until his anticipated retirement from the Company in February 2020.

(c) On May 30, 2019, the Company also announced that the Board of Directors (the “Board”) of the Company promoted Robert S. Brasher, age 48, to the position of Vice President and Chief Commercial Officer of the Company, effective as of June 3, 2019. In connection with his promotion, Mr. Brasher has been named an executive officer of the Company, his annual salary has been increased to $230,000 from $176,900 and his annual target bonus percentage under the Company’s executive incentive compensation plan has been set at 50% of annual salary. In addition, the Compensation Committee of the Board approved the grant to Mr. Brasher on June 3, 2019 of 3,000 restricted shares of the Company’s common stock, subject to vesting in a lump sum on June 3, 2024.

A press release announcing these changes was issued by the Company on May 30, 2019, copy of which is included as Exhibit 99.1 hereto and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	News Release dated May 30, 2019 of Landstar System, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: May 30, 2019	By:	/s/ L. Kevin Stout
Name: L. Kevin Stout
Title: Vice President and Chief Financial Officer